Exhibit 99.1

Courier Corporation Executive Officers and Directors Adopt Rule 10b5-1 Trading
                                Plans

    NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--April 20, 2007--Courier Corporation (Nasdaq:CRRC), one of America's leading book manufacturers and specialty publishers, today announced that several of the Company's executive officers and directors have adopted prearranged stock trading plans in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

    Rule 10b5-1 allows officers and directors to adopt written, pre-arranged stock trading plans at times when they are not in possession of material nonpublic information. Using these plans, insiders can gradually diversify their investment portfolios, and reduce market impact by spreading stock trades out over an extended period of time, while avoiding concerns about whether they were in possession of material nonpublic information when their stock was sold.

    Courier insiders who have adopted 10b5-1 plans at this time include, James F. Conway III, Chairman, President and CEO; Robert P. Story, Jr., Executive Vice President and COO; Peter M. Folger, Senior Vice President and CFO; Edward J. Hoff, Director; and Kathleen Foley Curley, Director. Under the plans adopted by these individuals, an aggregate of approximately 128,000 shares of Common Stock may be sold during the period April 2007 through December 2007. The total shares to be sold by these individuals represent approximately 10% of their total holdings in Courier stock, exclusive of any outstanding options. If all of the shares contemplated under these plans are sold in 2007, this group of insiders collectively will continue to own approximately 1,205,000 shares, or 9.6% of the total outstanding shares of the Company. These insiders have adopted these plans as part of their ongoing personal programs for managing options expiration, financial diversification, tax management and estate planning.

    In addition, the James F. Conway, Jr. Trust adopted a plan to sell a total of 200,000 shares of Common Stock during the period February 2007 through December 2007. To date, 59,300 shares have been sold pursuant to the trading plan. Grace R. Conway, age 80, is the beneficiary of the Trust. If all of the shares contemplated under this plan are sold in 2007, the Trust will continue to own 334,111 shares, or 2.7% of the total outstanding shares of the Company.

    About Courier Corporation

    Courier Corporation prints, publishes and sells books.
Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

    This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "intend", "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs and availability, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, changes in operating expenses including energy costs, changes in technology, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, changes in the Company's effective income tax rate, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

    CONTACT: Courier Corporation
             James F. Conway III, 978-251-6000
             Chairman, President and Chief Executive Officer or
             Rajeev Balakrishna, 978-251-6000
             Vice President and General Counsel
             www.courier.com